Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made as of June 1, 2020 by and among Chinook Therapeutics U.S., Inc., a Delaware corporation (the “Company”), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each, individually, an “Investor” and collectively, the “Investors”).

A. WHEREAS, the Company currently requires funds to help finance its operations and the Investors are willing to advance funds to the Company in exchange for the issuance to them of certain convertible promissory notes evidencing the Company’s obligation to repay the Investors’ loans of the advanced funds, all as provided in this Agreement.

B. WHEREAS, concurrently with the execution and delivery hereof, Aduro Biotech, Inc., a Delaware corporation (“Parent”), Aspire Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger and Reorganization (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

C. WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Company, and as an inducement and in consideration therefor, the Company has agreed to, enter into this Agreement.

NOW THEREFORE, the parties hereby agree as follows.

1. PURCHASE AND SALE OF NOTES.

1.1 Note Purchase. Subject to the terms and conditions of this Agreement, the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company, a Convertible Promissory Note in the form attached to this Agreement as Exhibit B (each individually a “Note” and collectively the “Notes”) in the principal amount set forth opposite such Investor’s name on Exhibit A. The following are collectively referred to as the “Financing Documents”: (a) this Agreement, (b) the Notes, and (c) any document entered into or executed in connection with, or for the purpose of amending, any other Financing Document described in this sentence.

2. CLOSING.

2.1 The Closing. The purchase and sale of the Notes will take place at the offices of Fenwick & West LLP, 555 California Street, 12th Floor, San Francisco, California 94104, immediately prior to the closing of the Merger(which time and place are referred to as the “Closing”). At the Closing, each Investor will deliver to the Company as payment in full for the Note to be purchased by such Investor at the Closing, the amount set forth opposite such Investor’s name on Exhibit A, by (a) a check payable to the Company’s order, (b) wire transfer of funds to the Company, or (c) any combination of the foregoing. At the Closing, the Company will deliver to each Investor a duly executed Note in the principal amount set forth opposite such Investor’s name on Exhibit A.

2.2 Additional Financing. If, prior to the conversion of any Notes, the Company enters into an agreement for additional financing on terms that are more favorable to any new investors than the terms of this Agreement and the Notes issuable hereunder (an “Additional Financing”), the Company and the Investors will agree to amend the Agreement or the Notes, as applicable, as necessary to provide similar economic terms as in such Additional Financing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that the statements in the following paragraphs of this Section 3 are all true and complete as of immediately prior to the Closing.

3.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

3.2 Due Authorization. All corporate action on the part of the Company’s board of directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, the Financing Documents has been taken or will be taken prior to the Closing. This Agreement constitutes, and the other Financing Documents that constitute agreements of the Company, when executed and delivered by the Company, will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

3.3 Corporate Power. The Company has the corporate power and authority to execute and deliver the Financing Documents to which it is a signatory, to issue to the Investors the Notes to be purchased by the Investors hereunder and to carry out and perform all its obligations under the Financing Documents.

3.4 Valid Issuance.

(a) Securities. The Securities issuable upon conversion of the Notes, when issued, sold and delivered in accordance with the terms of this Agreement and the Notes for the consideration provided for herein and therein, will be duly and validly issued, fully paid and nonassessable.

(b) Securities Laws. Based in part on the representations made by the Investors in Section 4 hereof, the offer and sale of the Notes solely to the Investors in accordance with this Agreement and (assuming no change in currently applicable law or in the Company’s Certificate of Incorporation in effect as of immediately prior to the Closing (the “Charter”), no transfer of Notes by any Investor and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Securities upon conversion of the Notes) the issuance of the Securities are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Investors are resident based upon their addresses set forth on the Schedule of Investors attached hereto as Exhibit A.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby, severally and not jointly, represents and warrants to, and agrees with the Company and Parent as follows.

4.1 Authorization. This Agreement constitutes, and the other Financing Documents which constitute agreements of the Investor when executed and delivered by the Investor will constitute, such Investor’s valid and legally binding obligations, enforceable against such Investor in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies. Each Investor represents and warrants to the Company that such Investor has full power and authority to enter into this Agreement.

4.2 Purchase for Own Account. The Notes and the shares of the Company Common Stock or capital stock of Parent issuable upon the conversion of the Notes purchased by such Investor hereunder (the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.3 No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

4.4 Disclosure of Information. Such Investor has (a) conducted its own investigation of the Company, Parent and the Securities and has not relied on any statements or other information provided by the Company or Parent concerning the Company, Parent or the Securities or the offer and sale of the Securities, (b) had access to, and an adequate opportunity to review, financial and other information as such Investor deems necessary to make its decision to purchase the Securities, (c) been offered the opportunity to ask questions of the Company and Parent and received answers thereto, as such Investor deemed necessary in connection with its decision to purchase the Securities, and (d) made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.5 Excluded Information. Such Investor acknowledges that (a) the Company and Parent currently may have, and later may come into possession of, information regarding the Company, Parent and/or the Merger that is not known to such Investor and that may be material to a decision to enter into this transaction to purchase the Securities (“Excluded Information”), (b) the Investor has determined to enter into the this transaction to purchase the Securities notwithstanding our lack of knowledge of the Excluded Information, and (c) neither the Company nor Parent shall have liability to the Investor, and the Investor hereby to the extent permitted by law waives and releases any claims it may have against the Company and Parent, with respect to the nondisclosure of the Excluded Information. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.6 No Offering Memorandum. Such Investor acknowledges that no disclosure or offering document has been prepared in connection with the offer and sale of the Securities.

4.7 No Parent Investigation. Such Investor acknowledges that Parent and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to such Investor by the Company.

4.8 Investment Experience. Such Investor understands that the purchase of the Securities involves substantial risk. Such Investor has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Securities. Such investor has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Securities and protecting such Investor’s own interests in connection with this investment in the Securities.

4.9 Accredited Investor Status. Such Investor is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

4.10 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder (“Rule 144”) since they are being acquired from the Company or Parent in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder the Securities may be resold without registration under the Securities Act only in certain limited circumstances. Investor further understands that neither the Company nor Parent is under any obligation to register the Securities, and neither the Company nor Parent has any present plans to do so. Furthermore, such Investor is familiar with Rule 144, as presently in effect, and understands the limitations imposed thereby and by the Securities Act on resale of the Securities without such registration. Such Investor understands that, whether or not the Securities may be resold in the future without registration under the Securities Act, other than the Parent Common Stock, no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

4.11 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition, including without limitation pursuant to any swap, hedge, pledge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of a Note or Conversion Stock, whether any such transaction is to be settled by delivery of Parent Common Stock or other Parent securities, in cash or otherwise, of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or

(b) such Investor shall have notified the Company and, prior to termination of the Merger Agreement, Parent, of the proposed disposition and shall have furnished the Company and, prior to termination of the Merger Agreement, Parent, with a statement of the circumstances surrounding the proposed disposition and, at the expense of such Investor or its transferee, with an opinion of counsel reasonably satisfactory in form and substance to the Company and, prior to termination of the Merger Agreement, Parent, that such disposition will not require registration of such Securities under the Securities Act.

Notwithstanding the provisions of clauses (a) and (b) of this Section 4.8, no such registration statement or opinion of counsel shall be required for any transfer: (i) of any Securities in compliance with Rule 144 or Rule 144A promulgated under the Securities Act when the Company and, prior to termination of the Merger Agreement, Parent, is promptly provided evidence of such compliance; (ii) subject to compliance with applicable securities laws, of any Securities for no consideration by an Investor that is a partnership or a corporation to (A) a partner of such partnership or stockholders of such corporation, (B) an affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any deceased partner of such partnership or deceased stockholders of such corporation; or (iii) by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee had been an original Investor hereunder.

4.12 Legends. Such Investor understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, the Company’s Certificate of Incorporation or Bylaws, Section 4.8 of this Agreement, or any other agreement between the Company and such Investor:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD, INCLUDING WITHOUT LIMITATION PURSUANT TO ANY SWAP, HEDGE, PLEDGE OR OTHER ARRANGEMENT THAT TRANSFERS TO ANOTHER, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF HEREOF OR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

(b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

(c) Any legend required by the laws of the State of the Company’s formation, or any State securities laws.

Subject to Section 4.11, the legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company and, prior to termination of the Merger Agreement, Parent, that either (i) a registration statement under the Securities Act is at that time in effect with respect to the legended security or (ii) such security can be freely transferred in a public sale (other than pursuant to Rule 144, Rule 144A or Rule 145 promulgated under the Securities Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company or, if applicable, Parent, issued the Securities.

5. CONDITIONS TO CLOSING.

5.1 Conditions to Investors’ Obligations. The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company and, prior to termination of the Merger Agreement, Parent, their respective counsel or to special counsel to the Investors:

(a) each of the representations and warranties of the Company contained in Section 3 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing;

(b) the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

(c) the Company shall have executed and delivered to each Investor a Note, in the form attached hereto as Exhibit B, evidencing the Company’s indebtedness to such Investor in the amount next to such Investor’s name on Exhibit A.

5.2 Condition to Company’s Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of the following condition by such Investor:

(a) Each of the representations and warranties of such Investor contained in Section 4 shall be true and complete on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing;

(b) such Investor shall have delivered to the Company an executed Lock-Up in the form attached to the Merger Agreement; and

(c) such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

6. GENERAL PROVISIONS.

6.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company, as the case may be.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that nothing in this Section 6.2 shall permit any of the Investors to transfer or assign any of the Securities acquired under this Agreement except as provided in Section 4.

6.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

6.4 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, electronic signature or by email in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

6.5 Headings; Interpretation. The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) unless otherwise expressly indicated in any particular instance, the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

6.6 Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivered in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or three (3) business days after deposit with an international express air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the Investor to be notified at the address indicated for such party on Exhibit A or, in the case of the Company, at 1600 Fairview Avenue East, Suite 100, Seattle, WA 98102, or at such other address as any party may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section. For purposes of this Section 6.6, a “business day” means a weekday on which banks are open for general banking business in San Francisco, California.

6.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Investor or any of its directors, officers, partners, members, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Amendments and Waivers. Any term of this Agreement and the Notes may be amended and the observance of any term of this Agreement and the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the holders of Notes representing at least a majority of the aggregate Principal Balances (as defined in the Notes) of all the Notes then outstanding (the “Majority Holders”) and, prior to termination of the Merger Agreement, Parent. Any amendment or waiver effected in accordance with this Section 6.8 shall be binding upon each holder of Notes then outstanding, each future holder of such securities, and the Company; provided, however, that New Investors may become parties to this Agreement in accordance with Section 2.2 without any amendment of this Agreement or any consent or approval of any Investor.

6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.10 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, and the other Financing Documents, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between any of the parties with respect to the subject matter hereof.

6.11 Further Assurances. From and after the date of this Agreement, upon the request of any Investor, the Company or, prior to termination of the Merger Agreement, Parent, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

6.12 Waiver of Right of First Refusal. The Investors hereby waive any rights to notice of, and hereby waive any rights of first refusal contained in Section 4 of that certain Amended and Restated Investors’ Rights Agreement dated as of July 3, 2019 by and among the Company and certain investors, as such rights would apply to the issuance of the Notes under this Agreement and any security issuable upon conversion thereunder, except to the extent that such Investors are purchasing Notes hereunder as set forth in Exhibit A hereto.

6.13 Waiver of Conflict of Interest. Each Investor and the Company is aware that Fenwick & West LLP (“F&W”), counsel to the Company, may have an investment in certain of the Investors or may have previously performed and may continue to perform certain legal services for certain of the Investors in matters unrelated to F&W’s representation of the Company. In connection with such Investor representation, F&W may have obtained confidential information of such Investors that could be material to F&W’s representation of the Company in connection with negotiation, execution and performance of this Agreement. By signing this Agreement, each Investor and the Company hereby acknowledges that the terms of this Agreement were negotiated between the Investors and the Company and are fair and reasonable and waives any potential conflict of interest arising out of such representation or such possession of confidential information by F&W. Each Investor and the Company further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this Section 6.13.

6.14 Termination. If the Closing has not occurred, this Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 6.14 shall relieve either party from liability for any breach of this Agreement if the Closing has occurred and (ii) the provisions of this Section 6.14 shall survive any termination of this Agreement.

6.15 Third-Party Beneficiary. Parent is an intended third-party beneficiary of this Agreement, and shall be entitled to enforce any provisions hereof as if it were a party hereto. Any consent of Parent required under this Agreement or pursuant to any Note shall not be unreasonably withheld, delayed or conditioned.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE COMPANY CHINOOK THERAPEUTICS U.S., INC.

By:	/s/ Eric Dobmeier

Name:	Eric Dobmeier

Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO CHINOOK THERAPEUTICS U.S., INC. NOTE PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Note Purchase Agreement as of the date first written above.

THE INVESTORS:

VERSANT VENTURE CAPITAL VII, L.P.
By: Versant Ventures VII GP, L.P., its General Partner
By: Versant Ventures VII GP-GP, LLC, its General Partner

By:	/s/ Jerel C. Davis
Name:	Jerel C. Davis
Title:	Managing Director

VERSANT VOYAGEURS I PARALLEL, L.P.
By: Versant Voyageurs I GP, L.P., its General Partner
By: Versant Ventures VI GP, L.P., its General Partner
By: Versant Ventures VI GP-GP, LLC

By:	/s/ Jerel C. Davis
Name:	Jerel C. Davis
Title:	Managing Director

VERSANT VOYAGEURS I, L.P.
By: Versant Voyageurs I GP Company
Its: General Partner

By:	/s/ Jerel C. Davis
Name:	Jerel C. Davis
Title:	Managing Director

APPLE TREE PARTNERS IV, L.P.
By: ATP III GP, Ltd.
Its: General Partner

By:	/s/ Seth L. Harrison
Name:	Seth L. Harrison
Title:	Director

[SIGNATURE PAGE TO CHINOOK THERAPEUTICS U.S., INC. NOTE PURCHASE AGREEMENT]

SAMSARA BIOCAPITAL, L.P.
By: ATP III GP, Ltd.
Its: General Partner

By:	/s/ Srinivas Akkaraju
Name:	Srinivas Akkaraju
Title:	Managing General Partner

Attachments:

Exhibit A	–	Schedule of Investors
Exhibit B	–	Form of Note

[SIGNATURE PAGE TO CHINOOK THERAPEUTICS U.S., INC. NOTE PURCHASE AGREEMENT]

EXHIBIT A

SCHEDULE OF INVESTORS

Principal Amount
Versant Venture Capital VII One Sansome Street, Suite 3630 San Francisco, CA 94104	$7,843,561.00
Versant Voyageurs I One Sansome Street, Suite 3630 San Francisco, CA 94104	$4,027,958.00
Versant Voyageurs I Parallel One Sansome Street, Suite 3630 San Francisco, CA 94104	$1,201,083.00
Apple Tree Partners IV, L.P. 230 Park Avenue, Suite 2800 New York, New York 10169	$6,676,750.00
Samsara BioCapital, L.P. 628 Middlefield Road Palo Alto, CA 94301	$5,250,648.00
TOTALS:	$25,000,000.00

EXHIBIT B

FORM OF NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD, INCLUDING WITHOUT LIMITATION PURSUANT TO ANY SWAP, HEDGE, PLEDGE OR OTHER ARRANGEMENT THAT TRANSFERS TO ANOTHER, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

CHINOOK THERAPEUTICS U.S., INC.

CONVERTIBLE PROMISSORY NOTE

Note No.: _______

$ [•]	Made as of [•], 2020

Subject to the terms and conditions of this Note, for value received, Chinook Therapeutics U.S., Inc., a Delaware corporation (the “Company”), with chief executive offices at 1600 Fairview Avenue East, Suite 100, Seattle, WA 98102, hereby promises to pay to [____________] or registered assigns (“Holder”), the principal sum of [___________] Dollars ($[_______]), or such lesser amount as shall then equal the outstanding principal amount hereunder, together with interest accrued on the unpaid principal amount at the Applicable Rate (as defined below). Interest shall begin to accrue on the date of this Note and shall continue to accrue on the outstanding principal until the entire Balance is converted, as provided in Section 2, and shall be computed based on the actual number of days elapsed and on a year of 365 days.

This Note has been issued pursuant to that certain Note Purchase Agreement, dated as of June 1, 2020 (the “Purchase Agreement”), by and among the Company, the original holder of this Note and certain other investors and is subject to the provisions of the Purchase Agreement. This Note is one of several similar convertible promissory notes that has been issued in connection with that certain Agreement and Plan of Merger dated on or about June 1, 2020 (the “Merger Agreement”) by and among Aduro Biotech, Inc., a Delaware corporation (“Parent”), Aspire Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company pursuant to which the Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (such transaction, the “Merger”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees.

1. DEFINITION. The following definitions shall apply for purposes of this Note.

“Actual Conversion Amount” means all (or if permitted by the terms of this Note, that lesser portion) of the Balance actually converted into Conversion Stock pursuant to Section 2.1 or Section 2.2, as applicable, on an Actual Conversion Date, including, if accrued interest and expenses convert pursuant to the terms of this Note, interest and expenses accrued through such Actual Conversion Date and actually converted into Conversion Stock.

“Actual Conversion Date” means a date on which all (or if permitted by this Note, a lesser portion) of the Balance of this Note is converted pursuant to Section 2.1 or Section 2.2, as applicable.

“Affiliate” has the meaning ascribed to it in Rule 144 promulgated under the Securities Act.

“Applicable Rate” means a rate equal to the short-term applicable federal rate published by the IRS in the month in which this Note is issued.

“Balance” means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts (including fees and expenses) then accrued but unpaid under this Note.

“Business Day” means a weekday on which banks are open for general banking business in San Francisco, California.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Note, any corporation or other entity which succeeds to the Company’s obligations under this Note, whether by permitted assignment, by merger or consolidation, operation of law or otherwise.

“Conversion Date” means the date of the Merger Closing or a subsequent date prior to the Maturity Date, as mutually agreed by the Company, the Requisite Holders and, prior to the termination of the Merger Agreement, Parent.

“Conversion Price” means (a) if the Conversion Stock is Next Financing Stock, an amount equal to the Next Financing Price or (b) in a case of conversion upon the Conversion Date under Section 2.2 or at the Maturity Date, an amount equal to the volume weighted average closing trading price of a share of Parent Common Stock on Nasdaq (or such other Nasdaq market on which the Parent Common Stock then trades) for the VWAP Period. The Conversion Price is subject to adjustment as provided herein.

“Conversion Stock” means (a) if the Balance is converted pursuant to the terms of Section 2.1, equity securities of Parent that are sold in the Next Financing (“Next Financing Stock”) and (b) if the Balance is converted pursuant to Section 2.2, Parent Common Stock. The number and character of shares of Conversion Stock are subject to adjustment as provided in this Note and the term “Conversion Stock” shall include the stock and other securities and property that are, on an Actual Conversion Date, receivable or issuable upon such conversion of this Note in accordance with its terms.

“Financing Document” means each of this Note, the Notes, the Purchase Agreement, and any document entered into, executed or delivered under or in connection with, or for the purpose of amending, any of such documents.

“Lost Note Documentation” means documentation satisfactory to the Company or Parent, as applicable, and, with regard to a lost or stolen Note, including, if required by the Company or Parent, as applicable, an affidavit of lost note and an indemnification agreement by Holder in favor of the Company or Parent, as applicable, with respect to such lost or stolen Note.

“Majority Holders” has the meaning set forth for such term in Section 6.8 of the Purchase Agreement.

“Maturity Date” means the date that is thirty (30) days following the Merger Closing.

“Merger Closing” means the closing of the Merger.

“Next Financing” means the next sale of equity securities of Parent for capital raising purposes in a single transaction or in a series of related transactions in each case occurring after the Merger Closing on or before the Maturity Date, for an aggregate gross purchase price paid to Parent of no less than $15,000,000.00 (excluding the principal amount of and accrued interest or any other amounts owing to all Notes converted into Conversion Stock in such sale).

“Next Financing Closing” means the initial closing of the Next Financing.

“Next Financing Price” means the lowest per-share selling price of Conversion Stock sold for new cash investment in the Next Financing.

“Note” means this Convertible Promissory Note.

“Notes” means a series of convertible promissory notes aggregating up to $25,000,000.00 in original principal amount issued under the Purchase Agreement, of which this Note is one, each such note containing substantially identical terms and conditions as this Note.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any governmental authority.

“Securities Act” means the Securities Act of 1933, as amended.

“VWAP Period” means the five (5) trading days ending the trading day immediately prior to the Conversion Date.

2. CONVERSION.

2.1 Conversion in Next Financing. At the Next Financing Closing, the entire Balance then outstanding shall automatically be cancelled and converted into that number of shares of Conversion Stock obtained by dividing (a) the entire Balance by (b) the Conversion Price then in effect. Such conversion shall be deemed to occur under this Section 2.1 concurrently with the Next Financing Closing, without regard to whether Holder has then delivered to the Company or Parent, as applicable, this Note (or the Lost Note Documentation where applicable). At the Next Financing Closing, Holder shall deliver to the Company or Parent, as applicable, any documentation reasonably required by the Company or Parent, as applicable and, prior to termination of the Merger Agreement, shall deliver to Parent any documentation reasonably required by Parent, including without limitation all financing documents executed by the investors in connection with such Next Financing Closing.

2.2 Conversion at the Conversion Date or Maturity Date. If the entire Balance of this Note has not converted in a Next Financing, on the Conversion Date or Maturity Date, as applicable, the entire Balance under this Note shall convert into shares of Conversion Stock obtained by dividing (a) the entire Balance by (b) the Conversion Price effective at the Conversion Date or Maturity Date, as applicable. Such conversion shall have been deemed to have occurred (i) immediately after the effectiveness of the Merger Closing, if the Conversion Date is the date of the Merger Closing, (ii) at the close of business on the date immediately preceding the Conversion Date or (iii) at the Maturity Date. At the Conversion Date or Maturity Date, as applicable, Holder shall deliver to the Company or Parent, as applicable, any documentation reasonably required by the Company or Parent, as applicable and, prior to termination of the Merger Agreement, shall deliver to Parent any documentation reasonably required by Parent, in connection with the conversion of this Note. The Company or Parent, as applicable, agrees to provide the Holder with at least five (5) days advance notice of the Conversion Date or Maturity Date, as applicable.

2.3 Termination of Rights. Except for the right to obtain certificates representing the Conversion Stock under Section 3, all rights with respect to this Note shall terminate upon the effective conversion of the entire Balance of the Note as provided in Section 2.1 or Section 2.2, whichever is applicable. Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company or Parent, as applicable (or Lost Note Documentation where applicable) as soon as practicable after conversion. In any event, Holder shall not be entitled to receive any stock certificates representing the shares of Conversion Stock issuable upon conversion of this Note unless and until Holder has surrendered the original of this Note (or Lost Note Documentation where applicable).

2.4 SEC and Exchange Requirements. Any conversion of this Note into Parent Common Stock or other securities of Parent shall be contingent upon and subject in all respects to compliance with the rules and regulations promulgated by the SEC and Nasdaq listing rules and requirements.

3. CERTIFICATES; NO FRACTIONAL SHARES. Subject to Section 2.3, as soon as practicable after conversion of this Note pursuant to Section 2.1 or Section 2.2, as applicable, the Company at its expense will cause to be issued in the name of Holder and to be delivered to Holder, a certificate or certificates for the number of shares of Conversion Stock to which Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company’s Certificate of Incorporation and Bylaws and by any agreement between the Company and Holder), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. No fractional shares shall be issued upon conversion of this Note. If upon any conversion of this Note (and after aggregating the amounts of all other Notes held by the same Holder which are converted at the same time as this Note), a fraction of a share would otherwise be issued, then in lieu of such fractional share, the Company shall pay to Holder an amount in cash equal to such fraction of a share multiplied by the applicable Conversion Price.

4. ADJUSTMENT PROVISIONS. So long as any of the Balance of this Note remains outstanding and the conversion right under Section 2 has not terminated, the number and character of shares of Conversion Stock issuable upon conversion of this Note upon an Actual Conversion Date and, to the extent set forth in this Section 4, the Conversion Price therefor, are each subject to adjustment upon each occurrence of an adjustment event described in Sections 4.1 through 4.4 occurring between the date this Note is issued and such Actual Conversion Date:

4.1 Adjustment for Stock Splits and Stock Dividends. The Conversion Price and the number of shares of Conversion Stock shall each be proportionally adjusted as appropriate to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the number of outstanding shares of Conversion Stock without the payment of consideration to Parent therefor at any time during the VWAP Period.

4.2 Adjustment for Other Dividends and Distributions. If Parent shall, after the Merger Closing and before the Actual Conversion Date, make or issue, or shall fix a record date for the determination of eligible holders of its capital stock entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock that is payable in securities of the Company (other than issuances with respect to which adjustment is made under Sections 4.1 or 4.3), or in assets (other than cash dividends) (each, a “Dividend Event”), and such dividend or other distribution is actually made, then, and in each such case, Holder, upon conversion of an Actual Conversion Amount at any time after such Dividend Event, shall receive, in addition to the Conversion Stock issuable upon such conversion of the Note, the securities or other assets that would have been issuable to Holder had Holder, immediately prior to such Dividend Event, converted such Actual Conversion Amount into Conversion Stock. For the avoidance of doubt, in no event shall the contingent value rights that may be issued to Parent securityholders in connection with the Merger be considered a dividend or distribution for purposes of this Section 4.2.

4.3 Adjustment for Consolidation or Merger. If, after the Merger Closing and before the Actual Conversion Date, Parent shall consolidate with or merge into one or more other corporations or other entities, other than in connection with the Merger, and pursuant to such consolidation or merger stock, other securities or other property is issued or paid to holders of Conversion Stock (each, a “Reorganization Event”), then, and in each such case, Holder, upon conversion of an Actual Conversion Amount after the consummation of such Reorganization Event, shall be entitled to receive (in lieu of the stock or other securities and property that Holder would have been entitled to receive under the terms of this Note upon such conversion but for such Reorganization Event), the stock or other securities or property that Holder would have been entitled to receive upon the consummation of such Reorganization Event if, immediately prior to such Reorganization Event, Holder had converted such Actual Conversion Amount into Conversion Stock, all subject to further adjustment as provided in this Note, and the successor corporation or other successor entity in such Reorganization Event shall duly execute and deliver to Holder a supplement to this Note acknowledging such corporation’s or other entity’s obligations under this Note; and in each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such Reorganization Event.

4.4 Reserved.

4.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment of the Conversion Price or the number or type of shares of Conversion Stock or other securities or property issuable upon conversion of this Note that is required under this Section 4. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.6 No Change Necessary. The form of this Note may, but need not, be changed because of any adjustment in the Conversion Price or in the number or type of shares of Conversion Stock issuable upon its conversion.

4.7 Reserved.

5. PROVISIONS RELATING TO STOCKHOLDERS RIGHTS.

5.1 Rights as Investor. Upon conversion of the Balance in connection with the Next Financing, Holder shall be entitled to the rights and be subject to all other obligations of the investors in the Conversion Stock issued in the Next Financing.

5.2 No Voting or Other Rights. This Note does not entitle Holder to any voting rights or other rights as a stockholder of the Company or Parent, as applicable, unless and until (and only to the extent that) this Note is actually converted into shares of the Company’s capital stock or Parent’s capital stock in accordance with its terms. In the absence of conversion of this Note into Conversion Stock, no provisions of this Note and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company or Parent for any purpose. For the avoidance of doubt, this Note does not entitle Holder to any contingent value rights that may be issued to Parent securityholders in connection with the Merger, regardless of whether the Note is converted into Parent securities.

6. REPRESENTATIONS AND WARRANTIES OF HOLDER.

In order to induce the Company to enter into the Financing Documents and issue this Note to the original Holder, the original Holder has made representations and warranties to the Company and Parent as set forth in the Purchase Agreement.

7. GENERAL PROVISIONS.

7.1 Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

7.2 Attorneys’ Fees. In the event any party is required to engage the services of an attorney for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees.

7.3 Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, directly or indirectly, in whole or in part, including without limitation pursuant to any swap, hedge, pledge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of this Note or the Conversion Stock, whether any such transaction is to be settled by delivery of Parent Common Stock or other Parent securities, in cash or otherwise, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any Affiliate of Holder who: (a) executes and delivers an acknowledgement that such transferee agrees to be subject to, and bound by, all the terms and conditions of this Note, (b) makes the representations and warranties to the Company and Parent that are set forth in Section 4 of the Purchase Agreement, and (c) (if requested by the Company) delivers to the Company an opinion of legal counsel, reasonably satisfactory to the Company, that such transfer complies with state and federal securities. Subject to the foregoing, the rights and obligations of the Company and Holder under this Note and the other Financing Documents shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

7.4 Governing Law. This Note shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware, without reference to principles of conflict of laws or choice of laws.

7.5 Counterparts; Facsimile. This Note may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.6 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

7.7 Notices. Unless otherwise provided herein, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or three (3) Business Days after deposit with an international express overnight air courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (c) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries, when addressed to the party to be notified at the address indicated for such party in Section 6.6 of the Purchase Agreement, or at such other address as any party hereto may designate for itself to receive notices by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section.

7.8 Amendments and Waivers. This Note and all other Notes issued under the Purchase Agreement may be amended and provisions may be waived by the Note holders, the Company, and, prior to the termination of the Merger Agreement, Parent as provided in Section 6.8 of the Purchase Agreement. Any amendment or waiver effected in accordance with Section 6.8 of the Purchase Agreement shall be binding upon each holder of any Notes at the time outstanding, each future holder of the Notes and the Company.

7.9 Third-Party Beneficiary. Parent is an intended third-party beneficiary of this Note, and shall be entitled to enforce any provisions hereof as if it were a party hereto.

7.10 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be signed in its name as of the date first written above.

THE COMPANY CHINOOK THERAPEUTICS U.S., INC. By: Name: Title

AGREED AND ACKNOWLEDGED:
HOLDER [NAME OF HOLDER]
By:
Name:
Title:

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE OF CHINOOK THERAPEUTICS U.S., INC.]